Calculation of Filing Fee Tables
S-8
Mastech Digital, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $.01 par value per share	Other	800,000	$ 6.93	$ 5,544,000.00	0.0001381	$ 765.63
Total Offering Amounts:						$ 5,544,000.00		$ 765.63
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 765.63
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers an indeterminate number of shares of common stock, $.01 par value per share ("Common Stock"), of Mastech Digital, Inc. (the "Company") that may be offered or issued by reason of stock splits, stock dividends or similar transactions. (2) This Registration Statement registers the issuance of an additional 800,000 shares of Common Stock, which are reserved for future grant and issuable pursuant to the Company's Stock Incentive plan (as amended and restated and as further amended). (3) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the shares of Common Stock, as reported by the NYSE American on February 9, 2026, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A